EXHIBIT 99

                      TANGER FACTORY OUTLET CENTERS, INC.
NEWS RELEASE

FOR RELEASE:      IMMEDIATE RELEASE

CONTACT:          Frank C. Marchisello, Jr.
                  (910) 274-1666

                     TANGER REPORTS COMP STORE SALES UP 10%
                   FIRST QUARTER FUNDS FROM OPERATIONS UP 5%

Greensboro, NC, April 28, 1997, Tanger Factory Outlet Centers, Inc. (NYSE:SKT), today reported tenant sales for stores open the first quarter of 1997 and 1996 were up approximately 10%. Total tenant sales for all centers increased approximately 17% for the first quarter of 1997 to $149 million compared to $127 million for the same period of 1996.

Funds from operations (FFO), assuming full conversion of the minority interest in the operating partnership, for the first quarter ended March 31, 1997 rose 5% to $8.2 million, or $.77 per share on a fully-diluted basis, compared to $7.8 million, or $.74 per share in the same period of 1996. This marks the 15th consecutive quarter in which the Company's FFO has exceeded its FFO for the same period in the prior year.

Tanger posted the following increases during the quarter ended March 31, 1997, compared to the quarter ended March 31, 1996; base rental income increased 7.8% to $13.2 million from $12.3 million; total revenues increased 6.1% to $19.2 million from $18.1 million; and net operating income increased 10.6% to $12.1 million from $10.9 million.

During the quarter, the Company completed the acquisition of the Five Oaks Factory Stores (renamed Tanger Five Oaks) in Sevierville (Pigeon Forge), TN for $18 million. This 123,000 square foot center features 29 upscale outlet stores including Polo Ralph Lauren, Tommy Hilfiger, Nautica, Gap, and Reebok. Tanger also received an upgrade from Moody's Investors Services on its Series A Cumulative Convertible Redeemable Preferred Shares from "b2" to "b1" and a change in Moody's overall ratings outlook on the Company from "stable" to "positive". In addition, on April 10, 1997, the Board of Directors approved a $.12 per share increase in the annual cash dividend on the Company's common shares and a $.11 per share increase on the preferred depositary shares, both representing a 5.8% increase in the per share dividend rate.

    1400 West Northwood Street * Greensboro, NC 27408 * 910-274-1666 * FAX 910-274-6632
                                       2

TANGER REPORTS COMP STORE SALES UP 10%
FIRST QUARTER FUNDS FROM OPERATIONS UP 5%

Tanger is continuing construction on a 241,436 square foot expansion of its very successful center in Riverhead, NY. Stores are scheduled to begin opening in late April 1997 with stores continuing to open for several months, at which time the entire Riverhead center totalling 527,631 square feet will be at 100% occupancy with more than 150 tenants. The Company has also begun construction on a 26,815 square foot expansion to its property in Lancaster, PA which is scheduled to open in the fourth quarter of 1997. In addition, Tanger's Board of Directors has approved construction of a 57,851 square foot expansion to Tanger's property in Commerce, GA with completion currently estimated for late 1997.

The Company ended the quarter with approximately 3.9 million square feet of gross leasable area in operation, up 8.2% from 3.6 million at March 31, 1996, and its operating properties were 97% leased.

Stanley K. Tanger, Chairman of the Board and Chief Executive Officer, said, "We are extremely pleased with the results for the first quarter of 1997. A strategic acquisition, a ratings upgrade, a 10% increase in comp sales and a 5.8% increase in the annual dividend paid to our shareholders, together with our strong first quarter earnings and our current development activity signal an aggressive start to what we believe will be a very exciting year for our company."

Tanger Factory Outlet Centers, Inc., a fully-integrated, self-administered and self-managed publicly-traded REIT, presently owns and operates 28 factory outlet centers in 22 states coast to coast, totalling approximately 3.9 million square feet of gross leasable area.


    1400 West Northwood Street * Greensboro, NC 27408 * 910-274-1666 * FAX 910-274-6632

                                      ###

TANGER FACTORY OUTLET CENTERS, INC.
C O N S O L I D A T E D   S T A T E M E N T S   O F   O P E R A T I O N S
(In thousands, except share data)

                                                 Three Months Ended March 31,
                                                   ----------------------------

                                                          1997           1996
                                                         ----------- -----------
                                                      (Unaudited)  (Unaudited)
Revenues
   Base rentals (a)                                 $    13,248    $    12,295
   Percentage rentals                                       398            267
   Expense reimbursements                                 5,397          5,335
   Other income                                             182            226
                                                     -----------  ------------
     Total revenues                                      19,225         18,123
                                                     -----------   -----------

Expenses
   Operating and maintenance                              5,625          5,804
   General and administrative                             1,524          1,403
   Interest                                               3,822          3,063
   Depreciation and amortization                          4,289          3,943
                                                     -----------   -----------
      Total expenses                                     15,260         14,213
                                                     -----------   -----------

Income before minority interest and
   extraordinary item                                     3,965          3,910
Minority interest (b)                                    (1,107)        (1,061)
                                                     -----------   -----------
Income before extraordinary item                          2,858          2,849
Extraordinary item - Loss on early
extinguishment of debt, net of minority
interest of $270                                           --             (561)
                                                    -----------    -----------

Net income                                          $     2,858    $     2,288
                                                    ===========    ===========

Per common share outstanding (c):
     Income before extraordinary item               $      0.36    $      0.35
     Net income                                     $      0.36    $      0.26
                                                    ===========    ===========

Funds from operations before minority interest (d)  $     8,202    $     7,820
Funds from operations per share (fully diluted)(e)  $      0.77    $      0.74
                                                    ===========    ===========

Weighted average number of shares outstanding         6,705,969      6,291,281
                                                     ==========    ============

     (a)  Includes straight-line rent of $132 and $372, respectively.

     (b) Minority interest represents the Original Owners of the Company's percentage ownership in the Operating Partnership during each period shown.

     (c) Income in the per share computations are net of applicable preferred dividends.

     (d) Funds from operations is defined as income (loss) before extraordinary items and gains (losses) on sale of property, plus depreciation and amortization uniquely significant to real estate.

     (e) Assumes conversion of all preferred depositary shares to common shares as of January 1, 1996. Not shown in the income per share computations since the effect of conversion would be anti-dilutive.

=============================================================================

C O N D E N S E D   C O N S O L I D A T E D   B A L A N C E   S H E E T S
(In thousands)

                                 March 31,                    December 31,
                                    1997                          1996
                              ------------------------------------------------
                                (Unaudited)
Assets:
  Rental property, net                 $336,425                      $311,454
  Cash and cash equivalents               2,515                         2,585
  Other assets                           16,938                        18,099
                              ------------------------------------------------
                                       $355,878                      $332,138
                              ================================================
Liabilities:
  Long-term debt                       $203,650                      $178,004
  Other liabilities                      17,431                        17,878
                              ------------------------------------------------
       Total liabilities                221,081                       195,882
Minority interest                        25,156                        25,599
Shareholders' equity                    109,641                       110,657
                              ------------------------------------------------
                                       $355,878                      $332,138
                              ================================================

TANGER FACTORY OUTLET CENTERS, INC.
SUPPLEMENTAL INFORMATION
MARCH 31, 1997
(Unaudited and in thousands, except share data and other information)


===============================================================================

CALCULATION OF FUNDS FROM OPERATIONS
                                                    Three Months Ended March 31,
                                                          --------------------
                                                            1997      1996
                                                          --------------------

Income before minority interest  & extraordinary item      $3,965     $3,910
Adjusted for:
      Depreciation & amortization of assets uniquely
           significant to real estate                       4,237      3,910

                                                          -------------------
Funds From Operations                                      $8,202     $7,820
                                                          ===================

Funds From Operations Per Share (fully-diluted)             $0.77      $0.74
                                                          ===================


===============================================================================

CALCULATION OF FULLY-DILUTED NUMBER OF SHARES
                                                  Three Months Ended March 31,
                                                  ----------------------------
                                                   1997             1996
                                                  -----------------------------

Weighted Average Common Shares                      6,705,969     6,291,281
Effect of Outstanding Stock and Unit Options           72,658        11,741
Weighted Average Preferred Shares
       As if Converted to Common                      855,376     1,270,069
Minority Interest Limited Partnership Units         3,033,305     3,033,305
                                                  --------------------------

         Total Fully-Diluted Number of Shares      10,667,308    10,606,396
                                                  ==========================


===============================================================================

OTHER INFORMATION
                                             Three Months Ended March 31,
                                             ----------------------------------
                                                   1997                  1996
                                             ---------------------------------

Gross leasable area open at end of period        3,865,369            3,571,500
Weighted average gross leasable area             3,781,430            3,542,472
Outlet centers in operation                             28                   27
New centers opened                                       0                    0
New centers aquired                                      1                    0
Centers expanded                                         0                    1
States operated in at end of period                     22                   22